Mr. J. Michael Edenfield
President
Logility, Inc.
470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30305

Dear Mr. Edenfield:

     Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to be named as a nominee for election as a director of Logility, Inc. in its Registration Statement on Form S-1 (and in the Prospectus forming a part hereof) and in any and all amendments thereto.

                                     Very truly yours,

                                      /s/ C. Tycho Howle
                                     _______________________________
                                     C. Tycho Howle


Date:  September 19, 1997

Mr. J. Michael Edenfield
President
Logility, Inc.
470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30305

Dear Mr. Edenfield:

     Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to be named as a nominee for election as a director of Logility, Inc. in its Registration Statement on Form S-1 (and in the Prospectus forming a part hereof) and in any and all amendments thereto.

                                     Very truly yours,

                                      /s/ Parker H. Petit
                                     ____________________________________
                                     Parker H. Petit


Date:  September 19, 1997

Mr. J. Michael Edenfield
President
Logility, Inc.
470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30305

Dear Mr. Edenfield:

     Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to be named as a nominee for election as a director of Logility, Inc. in its Registration Statement on Form S-1 (and in the Prospectus forming a part hereof) and in any and all amendments thereto.

                                     Very truly yours,

                                      /s/ John A. White
                                     ____________________________
                                     John A.White

Date:  September 19, 1997